                                                                  EXHIBIT 21.1

                     SUBSIDIARIES OF PNY TECHNOLOGIES, INC.


Name                                      Jurisdiction
----                                      ------------

PNY Technologies Europe                   France

PNY Technologies, GmbH                    Germany

PNY Technologies (UK) Limited             United Kingdom